UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

Barnes & Noble, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On September 1, 2010, the Board of Directors of Barnes & Noble, Inc. sent the following letter to shareholders:

September 1, 2010

THE FUTURE OF BARNES & NOBLE IS AT STAKE

VOTE THE WHITE PROXY CARD TODAY

Dear Fellow Barnes & Noble Shareholder:

Barnes & Noble’s 2010 Annual Meeting is a critical juncture for the future of the Company. Los Angeles-based investor Ronald Burkle has nominated three candidates to your Board of Directors and has submitted a proposal to weaken the Company’s Shareholder Rights Plan, an important protection that your Board adopted to prevent shareholders from teaming up to take control of your company without making an offer to pay all shareholders full value.

We believe the evidence clearly indicates that Burkle and Aletheia – another Los Angeles-area investment firm – are trying to take control of Barnes & Noble without paying the premium you deserve for your shares. Burkle wants to be able to buy up to 30% of the Company’s shares and his proposal would enable Aletheia to do the same. Burkle already made his case to the Delaware Court of Chancery and the Court said that your Board was right to limit Burkle and Aletheia’s ownership to 20%.

WHO’S KIDDING WHOM?

WE BELIEVE MR. BURKLE HAS A SELF-SERVING AGENDA

TO SEIZE CONTROL OF BARNES & NOBLE

If Burkle and Aletheia were each allowed to buy 30% of the Company, they could take control of Barnes & Noble without paying you a premium. Today, they already together control approximately 36% of the Company’s shares.1 So, if they were to buy another 14% it would be “game over.” This is not a game.

You can stop this threat to your Company by rejecting Burkle’s proposals and by supporting Barnes & Noble’s Board of Directors at the Annual Meeting on September 28, 2010.

Here’s how:

Vote TODAY by telephone or over the Internet, or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided:

Proposal 1: Vote FOR ALL of your Board’s nominees

Proposal 2: Vote FOR ratification of the appointment of BDO USA

Proposal 3: Vote AGAINST Yucaipa’s non-binding proposal to amend the Shareholder Rights Plan

[1]	See Yucaipa’s Schedule 13D filed with the SEC on May 6, 2010 and Aletheia’s Schedule 13D filed with the SEC on May 28, 2010.

BARNES & NOBLE IS ON TRACK TO DELIVER SHAREHOLDER VALUE

Barnes & Noble, the world’s largest bookseller, was named the nation’s top bookseller brand for the seventh year in a row and the top bookseller in quality for the second year in a row, according to the EquiTrend® Brand Study by Harris Interactive®. Our team, led by William Lynch, has leveraged this iconic brand to quickly establish itself as a major player in e-commerce and digital content and has taken decisive action to lay the groundwork for one of the most exciting transformations in the history of bookselling. It is unfortunate that Burkle’s continuing campaign to sue the Company and place his hand-picked directors on the Board could impair the Company’s ability to create the value you deserve.

Consider the outstanding progress Barnes & Noble has made in just the past 12 months:

•

Gained awards and acclaim with expansive eBookstore, NOOK 3G and NOOK WIFI, the most full-featured eReading devices on the market, and Barnes & Noble’s best-selling items. Also launched popular free NOOK software to shop and read on the most frequently used mobile and computing devices, including iPad™, iPhone®, iPod touch®, BlackBerry®, Android™ and HTC HD2™ smartphones, HP computers, PC, and Mac®

•	Captured a larger share of the digital book market (20%) in the US than our 17 percent share of physical books

•

Bolstered college market leadership by becoming the only major online retailer to offer textbooks across all formats – new, used, rental and digital – and by launching NOOKstudy, a feature-rich, free software application that enables higher education students to manage all their digital content on the computing device they rely on most, their PC or Mac.

•

Established relationship with Hewlett Packard to power the world’s largest eBookstore on upcoming devices and extended retail footprint and consumer reach via partnership with Best Buy to sell Barnes & Noble eReaders.

•

Announced PubIt! by Barnes & Noble, an easy and lucrative way for independent publishers and self-publishing writers to distribute their works digitally through BN.com and the Barnes & Noble eBookstore. PubIt! is scheduled to roll out this fall.

•	Launched full-service NOOK boutiques in Barnes & Noble stores to further support the role of knowledgeable Barnes & Noble booksellers in driving eBook and device success

•   “Best of the Best” - G4, 2010 Consumer Electronics Show (CES) “nook was designed with the consumer in mind”

•   “#1 Pick for e-Readers.” Money Magazine

“The new kid on the block is the winner. Besides having the biggest bookstore, the nook has the best access to all kinds of content.”

•   Excellent…the best e-reader for $149” - CNET, 06/22/2010

ASK YOURSELF – WHAT IS BURKLE’S REAL AGENDA?

CAN YOU REALLY TRUST BURKLE WITH BARNES & NOBLE’S FUTURE?

Mr. Burkle’s baseless litigation and proxy contest have already cost Barnes & Noble shareholders millions of dollars, and these costs are expected to escalate in the coming months. While the Board has nominated Mr. Riggio, the Company’s founder, and two new highly qualified and completely independent directors for election at the 2010 annual meeting, Mr. Burkle is persisting with his self-serving agenda that we believe is part of an effort to take control of the Company without paying shareholders a control premium.2

Burkle has provided no strategic vision and offered no plan for the Company’s future. Instead, he continues to take conflicting positions, hoping shareholders will be taken in. We think only one conclusion is clear – you cannot believe what Burkle says, and you certainly do not want him in a position to control your Company!

BURKLE SAYS he is not seeking control of Barnes & Noble.

THE TRUTH IS:

•	Last November his SEC filings reserved the right for Yucaipa to acquire all of the Company’s stock and Yucaipa notified the Company that it had requested U.S. antitrust clearance to do so.

•	In July, he testified in Court that he considered offering to buy the Company.

•	He recently told New York magazine that he “would certainly consider a bid” to buy the Company. (“The Billionaire & the Book Lover,” Andrew Rice, New York, August 30 – September 6, 2010, p. 40)

* * *

BURKLE CLAIMS he “barely knew” Los Angeles-area investment firm Aletheia, that they are not working together to take control of Barnes & Noble, and therefore shareholders do not need the protections of the Shareholder Rights Plan.

BUT A COURT OF LAW FOUND:

•

The Board “had good reason to be concerned that these two large investors were capable of and interested in cooperating in a joint effort to take effective voting control of the company.” (Delaware Chancery Court Opinion, p.25)

•	Aletheia’s Eichler “had followed Burkle’s lead in several other investments.” (Delaware Chancery Court Opinion, p. 67)

•

“It is clear that Aletheia’s Eichler is a big admirer of Burkle and that there is a strong possibility for the immediate formation of a control bloc if the Rights Plan were not in place.” (Delaware Chancery Court Opinion, p. 73)

[2]

While Yucaipa’s nominees, if elected, would constitute a minority of the Board, the Board believes Yucaipa’s proposal to elect its nominees, together with its efforts to weaken the Shareholder Rights Plan, are part of a larger plan to obtain control of the Company.

BURKLE SAYS he is not a threat to Barnes & Noble’s shareholders.

BUT A COURT OF LAW FOUND that “[d]espite its protestations, Yucaipa’s prior investing history is replete with the sorts of investments that often lead to transactions in which public stockholders are treated differently.” The Court even noted that Yucaipa appears to enter into its investments on “friendly terms” and later extracts “control rights not available more generally to stockholders.” (Delaware Chancery Court Opinion, p. 68)

“[T]he board could reasonably assume that Yucaipa, like other profit-seeking investors, might pose a danger to other company investors if it, in concert with a party like Aletheia, obtained strong unilateral control over a major portion of the company’s voting securities. Likewise, the board could reasonably conclude that Yucaipa should deal with the board in the first instance if it wished to obtain such a bloc, and to pay a price to the company’s investors that reflected the value of obtaining that power.” (Delaware Chancery Court Opinion, pp. 69-70)

* * *

BURKLE CLAIMED he couldn’t possibly win a proxy contest unless the Shareholder Rights Plan was redeemed.

THE TRUTH IS that he later admitted in court he could win a proxy contest, and he launched his proxy contest the same day the Shareholder Rights Plan was upheld in court. Why would Mr. Burkle initiate a contest that he didn’t think he could win?

* * *

BURKLE CLAIMS Barnes & Noble “just needs new independent Board members.”

THE TRUTH IS that Barnes & Noble has nominated two new highly qualified and completely independent directors – David Golden and David Wilson. Burkle has not – and cannot – argue that these nominees are not independent, yet he is proceeding with his efforts to elect his hand-picked nominees, each of whom he is paying $100,000 to act as his nominees and each of whom has other connections to Burkle. Ask yourself why?

SUPPORT YOUR BOARD’S HIGHLY QUALIFIED NOMINEES

BY SIGNING AND RETURNING THE WHITE PROXY CARD TODAY!

Your Board urges you to stop Ron Burkle’s thinly veiled attempt to seize control of Barnes & Noble – VOTE today for your Board’s three highly qualified nominees:

❑	Leonard Riggio, Barnes & Noble’s Chairman and Founder is the Company’s founder and a pioneer in the bookselling business. Starting Barnes & Noble from a single bookstore in 1965, Mr. Riggio has built it into the world’s largest bookseller. The Company has been the nation’s top bookseller brand for seven years in a row and was rated number two in trust among all retailers for the second year in a row, according to the EquiTrend® Brand Study by Harris Interactive®. Mr. Riggio served as Chief Executive Officer of Barnes & Noble from 1986 to 2002. He serves as a director at GameStop Corporation, a national video game retailer he founded. Mr. Riggio has also been inducted into the New York University Entrepreneurship Hall of Fame and the Texas A&M University Retail Hall of Fame.

❑	David Golden is a top executive along with AOL founder Steve Case at Revolution LLC, an investment company with a diversified portfolio of innovative consumer-facing businesses, including Zipcar, the world’s largest car-sharing operator. Prior to joining Revolution, Mr. Golden spent 14 years in senior leadership roles at JP Morgan Chase, serving most recently as Vice Chairman and Director of JP Morgan’s global technology, media and telecommunications investment banking practice.

❑	Dr. David Wilson is President and CEO of the Graduate Management Admission Council, a not-for-profit education association dedicated to creating access to graduate management and professional education that sponsors the Graduate Management Admission Test (GMAT). In addition to his experience with educational institutions, Dr. Wilson has extensive financial expertise, having worked at Ernst & Young (and its predecessor, Arthur Young & Company) as an Audit Partner, Managing Partner, National Director of Professional Development and a Director of the Ernst & Young Foundation. Dr. Wilson also served on the Boards of Terra Industries Inc. and Laureate Education, Inc. when value-creating sale transactions occurred.

DO NOT LET BURKLE DESTROY BARNES & NOBLE

Your vote is very important, no matter how many shares you own. Your Board is unanimous in its opposition to Burkle’s agenda and requests that you discard any gold proxy cards you may receive. To protect your investment, please sign, date and return your WHITE proxy card today, or vote by Internet or telephone by following the instructions on the WHITE proxy card.

We thank you for your support,

THE BOARD OF DIRECTORS OF BARNES & NOBLE

Your Vote Is Important, No Matter How Many Shares You Own.

If you have questions about how to vote your shares on the WHITE proxy card,

or need additional assistance, please contact the firm

assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Stockholders Call Toll-Free: (877) 456-3422

Banks and Brokers Call Collect: (212) 750-5833

IMPORTANT

We urge you NOT to sign any Gold proxy card sent to you by Burkle and Yucaipa.

2010 Annual Meeting proxy materials may also be found at

http://www.bn2010annualmeeting.com.

Important Information

On August 25, 2010, Barnes & Noble, Inc. (“Barnes & Noble”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and white proxy card in connection with its 2010 Annual Meeting and is mailing the definitive proxy statement and white proxy card to its stockholders. Investors and stockholders are urged to read the definitive proxy statement and any other relevant documents filed with the SEC when they become available, because they contain (or will contain) important information. Investors and stockholders may obtain a free copy of the definitive proxy statement and other documents (when available) that Barnes & Noble files with the SEC at the SEC’s website at www.sec.gov and Barnes & Noble’s website at www.barnesandnobleinc.com. In addition, the definitive proxy statement and other documents filed by Barnes & Noble with the SEC may be obtained from Barnes & Noble free of charge by directing a request to Barnes & Noble, Inc., Attention: Investor Relations, 122 Fifth Avenue, New York, New York 10011.

Certain Information Regarding Participants

Barnes & Noble, its directors, director nominees and certain of its officers may be deemed to be participants in the solicitation of Barnes & Noble’s stockholders in connection with its 2010 Annual Meeting. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in Barnes & Noble’s Annual Report on Form 10-K for the year ended May 1, 2010, which was filed with the SEC on June 30, 2010, and its definitive proxy statement for the 2010 Annual Meeting, which was filed with the SEC on August 25, 2010. To the extent holdings by certain participants of Barnes & Noble securities have changed since the amounts contained in the definitive proxy statement for the 2010 Annual Meeting, such changes have been or will be reflected on Form 4s filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Barnes & Noble’s website at www.barnesandnobleinc.com.

Safe Harbor

This press release contains “forward-looking statements.” Barnes & Noble is including this statement for the express purpose of availing itself of the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. These forward-looking statements are based on currently available information and represent the beliefs of the management of the company. These statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, general economic and market conditions, decreased consumer demand for the company’s products, possible disruptions in the company’s computer systems, telephone systems or supply chain, possible risks associated with data privacy and information security, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible disruptions or delays in the opening of new stores or the inability to obtain suitable sites for new stores, higher than anticipated store closing or relocation costs, higher interest rates, the performance of the company’s online, digital and other initiatives, the performance and successful integration of acquired businesses, the success of the company’s strategic investments, unanticipated increases in merchandise, component or occupancy costs, unanticipated adverse litigation results or effects, the results or effects of any governmental review of the company’s stock option practices, product and component shortages, effects of the company’s evaluation of strategic alternatives and other factors which may be outside of the company’s control. Please refer to the company’s annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. The company assumes no obligation to update or revise any forward-looking statements.